SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

KapStone Paper and Packaging Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-2699372
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

One Northfield Plaza, Suite 480, Northfield, IL 60093

(Address of principal executive offices)        (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Common Stock, par value $.0001 per share	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  Registration No. 333-124601

Securities to be registered pursuant to Section 12(g) of the Act:  None

This Form 8-A is being filed to change the registration of KapStone Paper and Packaging Corporation’s Common Stock and Common Stock Purchase Warrants from Section 12(g) of the Securities Exchange Act of 1934 to Section 12(b) of the Securities Exchange Act of 1934 in connection with the commencement of trading of such securities on the Nasdaq Global Market on May  29, 2007.

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the common stock and warrants to be registered hereunder is contained in the section entitled “Description of Securities” in the prospectus included in Stone Arcade Acquisition Corporation’s Registration Statement on Form S-1 (Registration No. 333-124601) filed with the Securities and Exchange Commission on May 3, 2005, and as amended on June 14, 2005, July 14, 2005, July 27, 2005 and August 1, 2005 (as amended, the “S-1 Registration Statement”), and is incorporated herein by reference.  Pursuant to the Certificate of Amendment of the Amended and Restated Certificate of Incorporation filed as Exhibit 3.2 hereto, the name of the corporation was changed to KapStone Paper and Packaging Corporation.  The foregoing summary is not intended to be complete, and is qualified in its entirety by reference to the full text of the exhibits identified below, which documents are incorporated herein by reference.

Item 2.  Exhibits.

3.1	Amended and Restated Certificate of Incorporation (1)

3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation (2)

3.3	By-laws (1)

4.1	Specimen Unit Certificate (1)

4.2	Specimen Common Stock Certificate (1)

4.3	Specimen Warrant Certificate (1)

4.4	Form of Unit Purchase Option to be granted to Representative (1)

4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (1)

4.6	Amended and Restated Warrant Clarification Agreement (3)

4.7	Amended and Restated Unit Purchase Clarification Agreement (4)

(1)  Incorporated by reference to the exhibit of the same number filed with the S-1 Registration Statement.

(2)  Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 4, 2007.

(3)  Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q/A for the period ended June 30, 2006 filed on December 12, 2006.

(4)  Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q/A for the period ended September 30, 2006 filed on December 12, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  May  22, 2007

KAPSTONE PAPER AND PACKAGING CORPORATION

By	/s/ Roger W. Stone
Name:	Roger W. Stone
Title:	Chief Executive Officer